Exhibit 23.1
JOHN KINROSS-KENNEDY
CERTIFIED PUBLIC ACCOUNTANT
17848 Skypark Circle, Suite C
IRVINE, CALIFORNIA, U.S.A.  92614-6401
 (949) 955-2522. Fax (949)724-3817
jkinross@zamucen.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in the registration statement of Poway Muffler and Brake Inc. on Form S-8 of my Auditor’s report dated November 5, 2009,  relating to the financial statements of Poway Muffler and Brake Inc for the year ended December 31, 2008.

/s/ John Kinross-Kennedy

John Kinross-Kennedy, CPA
February 10, 2010